UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018

INTERNATIONAL LEADERS CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53780	27-0491634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 W. Charleston Blvd. Suite 2-518 Las Vegas, NV	89117
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (702) 628-8899

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2018, International Leaders Capital Corporation, (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with ILC Holdings, LLC. (the “Purchaser”) pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase 50,000,000 shares of the Company’s common stock (the “Shares”), at a cash purchase price of $0.001 per share.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item 3.02.

The sale of the Shares pursuant to the terms of the Purchase Agreement were exempt from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document	Location
10.1	Stock Purchase Agreement, dated July 11, 2018, between International Leaders Capital Corporation and ILC Holdings, LLC.	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LEADERS CAPITAL CORPORATION (Registrant)
Date: July 26, 2018	By: /s/ Cihan Huang Cihan Huang Chief Executive Officer

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